Exhibit 99.1
SoFi Technologies, Inc. Announces Proposed Convertible Senior Notes Offering Due 2029

SAN FRANCISCO, CALIFORNIA—(BUSINESS WIRE)—March 5, 2024—SoFi Technologies, Inc. (“SoFi”) (NASDAQ: SOFI) today announced its intention to offer, subject to market and other conditions, $750 million aggregate principal amount of convertible senior notes due 2029 (the “notes”) in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). SoFi also intends to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $112.5 million aggregate principal amount of notes.

The notes will be unsecured, unsubordinated obligations of SoFi, will accrue interest payable semi-annually in arrears and will mature on March 15, 2029, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances into cash and, if applicable, shares of SoFi’s common stock. Upon conversion, SoFi will pay cash up to the aggregate principal amount of the notes to be converted, and pay or deliver cash, shares of its common stock or a combination of cash and shares of its common stock, at SoFi’s election, in respect of the remainder, if any, of SoFi’s conversion obligation in excess of the aggregate principal amount of the notes being converted. The notes will also be redeemable, in whole or in part, for cash at SoFi’s option at any time, and from time to time, on or after March 15, 2027 and on or before the 30th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of SoFi’s common stock exceeds 130% of the conversion price for a specified period of time and certain liquidity conditions have been satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

SoFi intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. SoFi intends to use the remainder of the net proceeds from the offering, together with cash on hand (i) to pay fees, costs and expenses relating to this offering and related transactions, (ii) to redeem its 12.5% Series 1 Preferred Stock and (iii) for general corporate purposes, which may include repayment of higher cost indebtedness. If the initial purchasers exercise their option to purchase additional notes, then SoFi intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes, SoFi expects to enter into one or more privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected to cover, subject to customary anti-dilution adjustments, the number of shares of SoFi’s common stock that will initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, SoFi expects to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to SoFi’s common stock upon any conversion of the notes and/or offset any potential cash

Exhibit 99.1
payments SoFi is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

SoFi has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to SoFi’s common stock and/or purchase shares of SoFi’s common stock concurrently with or shortly after the pricing of the notes, including with or from, as the case may be, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of SoFi’s common stock or the notes at that time.

In addition, SoFi has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to SoFi’s common stock and/or purchasing or selling SoFi’s common stock or other securities in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the relevant valuation period under the capped call transactions or in connection with any repurchase, redemption, exchange or early conversion of the notes or any other date on which the notes are retired by SoFi, in each case, if SoFi exercises the relevant election to terminate a portion of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of SoFi’s common stock or the notes, which could affect a noteholder’s ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of the notes.

Prior to the offering, in separate, privately negotiated transactions, SoFi entered into exchange agreements with a limited number of holders of its 0% Convertible Senior Notes due 2026 (the “2026 notes”) to exchange $600 million in aggregate principal amount of 2026 notes for an aggregate of approximately 61,713,287 shares of SoFi common stock (which estimate is based upon the closing share price of SoFi common stock on March 4, 2024). The final aggregate number of shares of SoFi common stock to be exchanged pursuant to such exchange agreements will be calculated based on the daily volume-weighted average price per share of SoFi common stock over a specified period. Following the completion of the offering, SoFi may engage in additional exchanges of, or SoFi may repurchase, its 2026 notes. Holders of the 2026 notes that participate in any of these exchanges or repurchases may purchase or sell shares of SoFi’s common stock in the open market to unwind any hedge positions they may have with respect to the 2026 notes or to hedge their exposure in connection with these transactions. These activities may adversely affect the trading price of SoFi’s common stock and the notes SoFi is offering. Moreover, market activities by holders of the 2026 notes that participate in the exchanges may impact the initial conversion price of the notes SoFi is offering.

In connection with issuing the 2026 notes, SoFi entered into privately negotiated capped call transactions (the “existing capped call transactions”) with certain financial institutions (the “existing option counterparties”). In connection with exchanges by SoFi of its 2026 notes for shares of SoFi common stock discussed above, SoFi intends to enter into agreements with one or more of the existing option counterparties to terminate a portion of these existing capped call transactions up to the notional amount corresponding to the amount of 2026 notes exchanged. In connection with the termination of any of these transactions, SoFi expects the existing option

Exhibit 99.1
counterparties or their respective affiliates to unwind their related hedge positions, which may involve the sale of shares of SoFi’s common stock in the open market or other transactions with respect to SoFi’s common stock. This hedge unwind activity could offset or exacerbate the effects of the purchase, sale or other activity that holders of the 2026 notes that participate in the exchange or repurchase transactions may effect in connection with those transactions.

The offer and sale of the notes and any shares of SoFi’s common stock issuable upon conversion of the notes have not been registered under the Securities Act or any other applicable securities laws. As a result, the notes and the shares of SoFi’s common stock, if any, issuable upon conversion of the notes will be subject to restrictions on transferability and resale and may not be offered, transferred or sold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the notes, any shares of SoFi’s common stock issuable upon conversion of the notes, or any other securities, nor will there be any sale of the notes or any such shares or other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum.

About SoFi Technologies, Inc.

SoFi (NASDAQ: SOFI) is a member-centric, one-stop shop for digital financial services on a mission to help people achieve financial independence to realize their ambitions. The company’s full suite of financial products and services helps its more than 7.5 million SoFi members borrow, save, spend, invest, and protect their money better by giving them fast access to the tools they need to get their money right, all in one app. SoFi also equips members with the resources they need to get ahead – like career advisors, Credentialed Financial Planners, exclusive experiences and events, and a thriving community – on their path to financial independence.

SoFi innovates across three business segments: Lending, Financial Services – which includes SoFi Checking and Savings, SoFi Invest, SoFi Credit Card, SoFi Protect, and SoFi Insights – and Technology Platform, which offers the only end-to-end vertically integrated financial technology stack. SoFi Bank, N.A., an affiliate of SoFi, is a nationally chartered bank, regulated by the OCC and FDIC and SoFi is a bank holding company regulated by the Federal Reserve. The company is also the naming rights partner of SoFi Stadium, home of the Los Angeles Chargers and the Los Angeles Rams.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions, and the completion of transactions contemplated by the exchange agreements described above. Forward-looking statements represent SoFi’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the

Exhibit 99.1
forward-looking statements, and there can be no assurance that future developments affecting SoFi will be those that it has anticipated. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of SoFi’s common stock and risks relating to SoFi’s business, including those described in periodic reports that SoFi files from time to time with the SEC. SoFi may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. For additional information on these and other factors that could affect SoFi’s actual results, see the risk factors set forth in SoFi’s filings with the SEC, including the most recent Annual Report filed with the SEC on February 27, 2024. The forward-looking statements included in this press release speak only as of the date of this press release, and SoFi does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Investors:
Josh Fagen
SoFi
jfagen@sofi.org

Media:
Meghan Brown
SoFi
mebrown@sofi.org